Calculation of Filing Fee Tables
S-8
BlackSky Technology Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A Common Stock, par value $0.0001 per share, reserved for issuance pursuant to the 2021 Equity Incentive Plan	Other	1,811,087	$ 23.70	$ 42,922,761.90	0.0001381	$ 5,927.64
Total Offering Amounts:						$ 42,922,761.90		$ 5,927.64
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 5,927.64
Offering Note
[1]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also cover any additional shares of the Class A common stock (the "Common Stock") of BlackSky Technology Inc. (the "Registrant") that become issuable under the Registrant's 2021 Equity Incentive Plan (the "2021 Plan") by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration that results in an increase to the number of outstanding shares of Common Stock, as applicable. The Amount Registered represents an automatic annual increase on January 1, 2026 to the number of shares of the Registrant's Common Stock reserved for issuance under the 2021 Plan, which annual increase is provided for in the 2021 Plan. The Proposed Maximum Offering Price Per Unit is estimated in accordance with Rules 457(c) and 457(h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of $23.70 per share, which is the average of the high and low prices of the Registrant's Common Stock as reported on the New York Stock Exchange on March 16, 2026 (which date is within five business days prior to the filing of this registration statement). The Registrant does not have any fee offsets.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources